Exhibit 99.3

PRUDENTIAL OF JAPAN IMPLEMENTS VOLUNTARY 90-DAY SUSPENSION OF NEW SALES TO ADDRESS PREVIOUSLY DISCLOSED EMPLOYEE MISCONDUCT

•Prudential of Japan implementing action plan to address employee misconduct issues
•Establishing independent program to reimburse impacted customers
•Support for existing POJ customers and servicing of in-force policies is not impacted

TOKYO, JAPAN/NEWARK, N.J., Feb. 4/3, 2026: The Prudential Life Insurance Company, Ltd. (“Prudential of Japan” or “POJ”) and its parent company, Prudential Financial, Inc. (“PRU”), today announced a voluntary 90-day suspension of new sales activity at Prudential of Japan.

The suspension of new sales activity, which begins Feb. 9, 2026, will support Prudential of Japan’s implementation of comprehensive operational, organizational, and governance changes to address previously disclosed incidents of misconduct by employees. Prudential of Japan will also introduce actions to rebuild trust in its business and care for impacted customers, including establishing an independent customer reimbursement program.

“I would like to deeply apologize for the harm this matter has caused to our customers and stakeholders,” said Hiromitsu Tokumaru, president and chief executive officer of Prudential of Japan. “The decision to enter into a voluntary suspension of new sales activity is an important step to rebuild trust and implement necessary changes to our organization.”

In January of this year, Prudential of Japan announced findings of an internal investigation into instances of misconduct by certain employees of Prudential of Japan, which include inappropriate investment solicitations. Prudential of Japan also announced actions to address the misconduct, including measures to reimburse impacted customers, restructure employee incentive compensation, as well as strengthen oversight of sales practices, governance, and risk management. The plans also include enhanced education, training, and recruitment standards for Prudential of Japan employees.

Kan Mabara, president and CEO of POJ, has left Prudential of Japan as of Feb. 1, 2026 and will not be an advisor to the company. He has been succeeded by Tokumaru, previously president and CEO of Prudential Gibraltar Financial Life, who brings over 20 years of industry experience and a commitment to restoring customer trust at POJ. Tokumaru has not previously been involved with POJ’s management.

“On behalf of Prudential of Japan, we apologize for letting our customers down,” said Brad Hearn, president and chief executive officer of Prudential Holdings of Japan. “The conduct that led to this outcome is completely unacceptable and inconsistent with the standards of excellence we set for ourselves. We are taking focused actions intended to prevent future misconduct; support and reimburse our impacted customers; and restore the deep trust that is the cornerstone of our business.”

“Doing right by our customers is core to who we are at Prudential and we take this matter extremely seriously,” said Andy Sullivan, chief executive officer of Prudential Financial. “We are taking decisive actions to address the compliance, operational, and governance issues identified by the investigation. Rebuilding customer trust is a top priority. For nearly 40 years, Prudential has been a symbol of exceptional customer care in Japan, and we are committed to restoring the standing that has long set us apart.”

About Prudential Financial
Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with approximately $1.6 trillion in assets under management as of Dec. 31, 2025, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for 150 years. For more information, please visit news.prudential.com.

FORWARD-LOOKING STATEMENTS
Certain of the statements included in this release, including those regarding the remedial steps we intend to implement, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements include, among others, losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; and uncertainty regarding investigations into and remediation of matters such as the misconduct in Japan. Additional factors and uncertainties that could cause actual results to differ can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

Prudential Media Contact: Bill Launder; bill.launder@prudential.com
Prudential Investor Contact: Tina Madon; tina.madon@prudential.com